                                               FMC Corporation
                                               Quarterly Report
                                               on Form 10-Q for
                                               June 30, 1996




Exhibit 12  Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio
             data)
                                                    Six Months Ended
                                                         June 30
                                                  --------------------
                                                   1996          1995
                                                  ------        ------
Earnings:

 Income from continuing operations
  before income taxes                             $159.3        $191.6
 Minority interests                                 35.5          25.2
 Undistributed (earnings) losses of
  affiliates                                        (4.8)         (0.1)
 Interest expense and amortization
  of debt discount, fees and expenses               48.2          40.8
 Amortization of capitalized interest                4.3           4.0
 Interest included in rental expense                 7.3          10.7
                                                  ------        ------
Total earnings                                    $249.8        $272.2
                                                  ------        ------


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses             $ 48.2        $ 40.8
 Interest capitalized as part of
  fixed assets                                       7.4           5.4
 Interest included in rental expense                 7.3          10.7
                                                  ------        ------
Total fixed charges                               $ 62.9        $ 56.9
                                                  ------        ------


Ratio of earnings to fixed charges                   4.0x          4.8x
                                                  ======        ======
